SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 8, 2005
                Date of Earliest Event Reported: December 2, 2005


                         WORLD WASTE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                   California
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                 (State or Other Jurisdiction of Incorporation)


            1-11476                                     95-3977501
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   (Commission File Number)                (I.R.S. Employer Identification No.)


  13520 Evening Creek Drive, Suite 130,                             92128
          San Diego, California                             --------------------
----------------------------------------                         (Zip Code)
(Address of Principal Executive Offices)


                                 (858) 391-3400
           ----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

      On December 2, 2005, World Waste Technologies, Inc., a California corporation (the "Company"), and Steven Racoosin entered into a letter agreement dated December 2, 2005 and effective as of December 31, 2005 (the "Consulting Agreement"). A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the following summary of certain portions of the Consulting Agreement is qualified in its entirety by reference to Exhibit 10.1.

      The Consulting Agreement amends in full the Employment Agreement dated as of April 28, 2005 between the Company and Mr. Racoosin and provides that, effective as of December 31, 2005:

      o Mr. Racoosin will serve as a consultant to the Company and advise the Chief Executive Officer in a business development capacity. Mr. Racoosin currently serves as the Company's President.

      o The Consulting Agreement will terminate after one year unless it is renewed by the Company, provided that specified provisions of the Consulting Agreement will survive its termination.

      o Within eight days after December 31, 2005, the Company will make a lump sum payment to Mr. Racoosin of one month of salary plus all accrued and unused vacation pay under his current employment agreement, less all applicable withholdings.

      o Within 180 days after December 31, 2005, the Company will make a lump sum payment to Mr. Racoosin equal to all accrued deferred salary under his current employment agreement, which equals $15,144.22.

      o Subject to specified conditions, the Company will permit Mr. Racoosin, within 30 days after December 31, 2005, to enter into a "Rule 10b5-1 trading plan" regarding certain of his shares of the Company's common stock. The number of shares that Mr. Racoosin is permitted to sell under the plan will be limited to 15,000 shares per month and 200,000 shares in the aggregate. (All of Mr. Racoosin's shares of Company common stock currently are subject to transfer restrictions contained in Section 7 of a Registration Rights Agreement dated as of April 28, 2005, and the sale rights that are described in this paragraph and in the following paragraph were granted following the waiver of those restrictions by the holder of a majority of the Company's outstanding Series A Preferred Stock with respect to up to 300,000 of Mr. Racoosin's shares.)


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

      o So long Mr. Racoosin is not then in possession of material non-public information regarding the Company and the Company is not then in a "black out" period for trading purposes, Mr. Racoosin may consummate a one-time private re-sale to an accredited investor(s) in a single transaction or a series of related transactions to the same accredited investor(s) of up to 100,000 shares of the Company's common stock, at any time between eight and 30 days following December 31, 2005, pursuant to a stock purchase agreement with terms and conditions reasonably acceptable to the Company. If the private re-sale does not occur within that specified period, the Company will, if requested by Mr. Racoosin, attempt to obtain another waiver from the holders of the Series A Preferred Stock of the lock-up provisions that currently apply to Mr. Racoosin's stock.

      o During the term of the Consulting Agreement and for one year thereafter, Mr. Racoosin will be subject to (i) non-competition and non-solicitation provisions that are set forth in Annex A to the Consulting Agreement and (ii) a confidentiality agreement that is set forth in Annex B to the Consulting Agreement.

      o The Company and Mr. Racoosin will release each other from any claims, damages and other costs relating to the change in Mr. Racoosin's status from an officer/employee of the Company to a consultant.

On December 8, 2005, the Company issued a press release announcing the foregoing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

      The Employment Agreement dated as of April 28, 2005 between the Company and Steven Racoosin has been amended in full by the Consulting Agreement dated December 2, 2005 between the Company and Mr. Racoosin. For a description of the Consulting Agreement, see the discussion under Item 1.01, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective as of December 31, 2005, Steven Racoosin will terminate his service as the Company's President and will thereafter serve as a consultant to the Company. See the discussion under Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.             Description
--------------------    --------------------------------------------------------

10.1 Agreement dated December 2, 2005 between World Waste Technologies, Inc. and Steven Racoosin.

99.1                    Press Release dated December 8, 2005.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


December 7, 2005                       WORLD WASTE TECHNOLOGIES, INC.
                                       By:   /s/ John Pimentel
                                             -----------------
                                             John Pimentel
                                             Chief Executive Officer


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

                                  Exhibit Index
                                  -------------

Exhibit No.             Description

10.1 Agreement dated December 2, 2005 between World Waste Technologies, Inc. and Steven Racoosin.

99.1                    Press Release dated December 8, 2005.


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